The CIT Group/
          Equipment Financing
          550 CIT Drive
          P. O. Box 490
          Livingston, NJ 07030-0480

                        November 17, 1998

 THE
 CIT
GROUP


Jim Jones
Vice President and Treasurer
LSB Industries
16 South Pennsylvania Avenue
Oklahoma City, OK 73107

Dear Mr. Jones:

Reference is made to that certain Loan and Security Agreement, dated as of October 31, 1994, as amended, a Loan and Security Agreement, dated as of April 5, 1995, as amended, and a Loan and Security Agreement dated as of November 15, 1995, as amended, by and between The CIT Group/Equipment Financing, Inc. ("Lender") and DSN Corporation ("Borrower").

Borrower has informed Lender that ClimaChem was not in compliance with the Tangible Net Worth covenant contained in Section 6.10, and the Leverage Ratio covenant of the above referenced Agreement for the period ended September 30, 1998, and will be unable to meet these requirements through and including the quarter ending September 30, 1999.

Borrower has requested, that notwithstanding anything to the contrary in the Agreement, that Lender waive these instances of non-compliance for these periods.

Lender hereby waives these instances of non-compliance for the periods mentioned above, provided that such waiver is subject to the following conditions:

     (1) This waiver is strictly limited to the Tangible Net Worth and Leverage Ratio Covenants of the Agreement.

     (2)  The waiver is strictly limited to the specific periods above.

Lender also agrees to consider resetting the covenants sixty (60) days from the date of this waiver, along with a determination of the fee. However, the reset of the covenants is subject to approval by Lender's Credit Committee.

                         Sincerely,
                         THE CIT GROUP/Equipment Financing, Inc.


                         By /s/ Anthony Joseph
                          ______________________________________
                                   Anthony G. Joseph
                                   Vice President






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